Exhibit 99.7

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Ordinary Shares, par value NIS 0.01 per share, beneficially owned by each of them, of Gamida Cell Ltd., a Private, Limited Liability Company, Registered In Israel. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 3rd day of July, 2019.

AI GAMIDA HOLDINGS LLC	By: Access Industries Management, LLC, Its Manager /s/ Alejandro Moreno

Name: Alejandro Moreno Title: Executive Vice President

ACCESS INDUSTRIES HOLDINGS LLC	By: Access Industries Management, LLC, Its Manager /s/ Alejandro Moreno

Name: Alejandro Moreno Title: Executive Vice President

ACCESS INDUSTRIES MANAGEMENT, LLC	/s/ Alejandro Moreno

Name: Alejandro Moreno Title: Executive Vice President

ACCESS INDUSTRIES, LLC	By: Access Industries Management, LLC, Its Manager /s/ Alejandro Moreno

Name: Alejandro Moreno Title: Executive Vice President

CLAL BIOTECHNOLOGY INDUSTRIES LTD.	/s/ Ofer Gonen

Name: Ofer Gonen Title: Chief Executive Officer

/s/ Assaf Segal

Name: Assaf Segal Title: Chief Financial Officer

BIO MEDICAL INVESTMENT (1997) LTD.	/s/ Ofer Gonen

Name: Ofer Gonen Title: Director

/s/ Assaf Segal

Name: Assaf Segal Title: Director

AI BIOTECHNOLOGY LLC	By: Access Industries Management, LLC, Its Manager /s/ Alejandro Moreno

Name: Alejandro Moreno Title: Executive Vice President

*

Name: Len Blavatnik

* The undersigned, by signing his name hereto, executes this Joint Filing Agreement pursuant to the Limited Power of Attorney executed on behalf of Mr. Blavatnik and filed herewith.

By:	/s/ Alejandro Moreno

Name: Alejandro Moreno Attorney-in-Fact